Exhibit 99.1

JOINT FILING AGREEMENT AMONG

WILLIAM B. WACHTEL and WACHTEL MISSRY LLP

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended (the “Act”), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

William B. Wachtel and Wachtel Missry LLP do hereby agree, in accordance with Rule 3d-1(k) under the Act, to file an Amendment to Statement on Schedule 13D relating to their ownership of the Common Stock of Saker Aviation Services, Inc. and do hereby further agree that said statement shall be filed on behalf of each of them.

Effective: April 30, 2007

William B. Wachtel

By:	/s/ William B. Wachtel
Name: William B. Wachtel

Wachtel Missry LLP

By:	/s/ Morris Missry
Name: Morris Missry
Title: Managing Partner